UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018 (November 8, 2018)

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2018, Assurant, Inc. (the “Company”) announced senior management appointments and a new operating structure within both its technology and risk functions, as described in Item 8.01 below. In connection with these changes, on November 8, 2018, the Company entered into a separation agreement with Ajay Waghray, Executive Vice President and Chief Technology Officer, who will be leaving the Company effective December 31, 2018. Joe Surber will assume the role of Senior Vice President, Global Technology Officer, effective January 1, 2019, and will report to Gene Mergelmeyer, Executive Vice President and Chief Operating Officer.

Mr. Waghray’s separation agreement provides for (i) a lump-sum payment equal to one year of his current base salary plus one year of the employer contributions towards his participation in the Company’s medical coverage and (ii) the full acceleration of his equity grant dated May 10, 2016. Mr. Waghray is eligible for outplacement services for up to one year and will be subject to a one-year non-competition and non-solicitation period.

In addition, Christopher Pagano, Executive Vice President and Chief Risk Officer, will retire effective April 1, 2019. R. David Conner, will assume the role of Senior Vice President, Global Head of Risk, effective January 1, 2019, and will report to Robert Lonergan, Executive Vice President and Chief Strategy Officer.

Item 8.01.	Other Events

Gene Mergelmeyer, Executive Vice President and Chief Operating Officer, will assume leadership of the Company’s global technology organization and have oversight for driving operations transformation and other large strategic initiatives. Mr. Mergelmeyer will transition his business segment oversight responsibilities to Keith Demmings, Executive Vice President and President, Global Lifestyle, Michael Campbell, Executive Vice President and President, Global Housing, and Tammy Schultz, Executive Vice President and President, Global Preneed.

Ms. Schultz, Kathy McDonald, Executive Vice President and President, Global Specialty, and Keith Meier, Executive Vice President and President, International, will be joining the Company’s Management Committee.

These changes are effective January 1, 2019.

A copy of the Company’s news release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	News Release, dated November 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Counsel and Secretary

Date: November 13, 2018